EXHIBIT 23(b)









                                 April 21, 1999



Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado 80264


     Reed W. Ferrill & Associates, Inc. consents to the use of its name and its reports dated January 27, 1999 entitled "Columbus Energy Corp., Reserve and Revenue Forecast as of November 30, 1998, Constant Prices and Costs" in whole or in part, by Columbus Energy Corp. (Columbus) in this Form S-3 to the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts".



                                          for and on behalf of
                                          Reed W. Ferrill & Associates, Inc.


                                          /s/ Reed W. Ferrill
                                          -------------------
                                          Reed W. Ferrill
                                          President


RWF/mlb